Exhibit 2(k)(2)












                                   REGISTRAR,
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                         THE HIGH YIELD PLUS FUND, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY




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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1       Terms of Appointment; Duties of the Bank.....................1
ARTICLE 2       Fees and Expenses............................................3
ARTICLE 3       Representations and Warranties of the Bank...................3
ARTICLE 4       Representations and Warranties of the Fund...................4
ARTICLE 5       Indemnification..............................................5
ARTICLE 6       Convenants of the Fund and the Bank..........................8
ARTICLE 7       Termination of Agreement.....................................9
ARTICLE 8       Assignment...................................................9
ARTICLE 9       Amendment...................................................10
ARTICLE 10      Massachusetts Law to Apply..................................10
ARTICLE 11      Merger of Agreement.........................................10



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               REGISTRAR, TRANSFER AGENCY AND SERVICE AGREEMENT

      AGREEMENT made as of the 15th day of April, 1988, by and between THE HIGH YIELD PLUS FUND, INC., a Maryland corporation, having its principal office and place of business at One Seaport Plaza, New York, New York, 10292, (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

      WHEREAS, the Fund desires to appoint the Bank as its registrar, transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Bank desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1   TERMS OF APPOINTMENT; DUTIES OF THE BANK

            1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as registrar, transfer agent for the Fund's authorized and issued shares of its common stock ("Shares"), dividend disbursing agent and agent in connection with any dividend reinvestment plan provided to the Shareholders of the Fund as set out in the prospectus of the Fund, as declared effective by the Securities and Exchange Commission.

            1.02 The Bank agrees that it will perform the following services:

  (a) In accordance with procedures established from time to time by agreement between the Fund and the Bank, the Bank shall:

                    (i) issue and  record  the  appropriate  number of Shares as authorized and hold such Shares in the appropriate Shareholder account;


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                    (ii)   effect  transfers of Shares by the registered  owners
                           thereof upon receipt of appropriate documentation;

                    (iii) prepare and transmit payments for dividends and distributions declared by the Fund; and

                    (iv) act as agent for Shareholders pursuant to the dividend reinvestment plan as amended from time to time in accordance with the terms of the agreement to be entered into between each Shareholder and the Bank in substantially the form attached as Exhibit A hereto.

                    (v) maintain records of accounts for and advise the Fund and its Shareholders of the foregoing.

  (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a registrar, transfer agent, dividend disbursing agent and agent of the dividend reinvestment plan as described in article 1 consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) of such services as set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing, receiving and tabulating proxies and mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders and providing Shareholder account information.



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ARTICLE 2   FEES AND EXPENSES

            2.01 For the performance by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank an annual maintenance fee as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

            2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund which are not properly borne by the Bank as part of its duties and obligations under this Agreement, will be reimbursed by the Fund.

            2.03 The Fund agrees to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage and the cost of materials for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE BANK

            The Bank represents and warrants to the Fund that:

            3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

            3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.



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            3.03 It is empowered  under  applicable  laws and by its charter and by-laws to enter into and perform this Agreement.

            3.04  All  requisite  corporate   proceedings  have  been  taken  to
authorize it to enter into and perform this Agreement.

            3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE FUND

            The Fund represents and warrants to the Bank that:

            4.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland.

            4.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

            4.03  All  corporate   proceedings  required  by  said  Articles  of
Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

            4.04 It is a closed-end, diversified investment company registered under the Investment Company Act of 1940.

            4.05 A registration statement under the Securities Act of 1933 is currently effective and appropriate state securities law filings have been made with respect to all Shares of the Fund being offered for sale; information to the contrary will result in immediate notification to the Bank.

            4.06 It shall make all required filings under federal and state securities laws.




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ARTICLE 5   INDEMNIFICATION

            5.01 The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

  (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

  (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

  (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and
(ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar.

  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any written instructions or requests of the Fund's representative. "Written instructions" means written instructions delivered by mail, tested telegram cable, telex or facsimile sending device and received by the Bank or its agents or subcontractors, signed by authorized persons.

  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of


                                      -5-
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any state that such Shares be  registered  in such state or in  violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

            5.02 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct or of any of its agents or subcontractors or which arise out of the breach of any representation or warranty hereunder.

            5.03 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with experienced securities counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel that such actions or omissions comply with all applicable law. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instructions, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or


                                      -6-
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facsimile   signatures   of  the   officers   of  the  Fund,   and  the   proper
countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

            5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. In addition, the Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available and the Bank shall further use reasonable care to minimize the likelihood of such damage, loss of data, delays and/or errors and should such damage, loss of data, delays and/or errors occur, the Bank shall use its best efforts to mitigate the effects of such occurrence.

            5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

            5.06 In order that the indemnification  provisions contained in this
Article 5 shall apply, upon the assertion of a claim or the institution of any agency action or investigation for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party seeking indemnification shall promptly notify the other party of such assertion, and shall kept he other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party


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may be required to  indemnify  it except with the other  party's  prior  written consent.

ARTICLE 6   CONVENANTS OF THE FUND AND THE BANK

            6.01 The Fund shall promptly furnish to the Bank the following:

  (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

  (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

            6.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonable acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

            6.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

            6.04 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiations or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.




                                      -8-
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            6.05 In case of any  requests or demands for the  inspection  of the
Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.


ARTICLE 7   TERMINATION OF AGREEMENT

            7.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other. Any such termination shall not affect the rights and obligations of the parties under Article 5 hereof.

            7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) month's fees. In the event that the Fund designates a successor to any of the Bank's obligations hereunder, the Bank shall at the expense and direction of the Fund, transfer to such successor a certified list of the Shareholder of the Fund, a complete record of the account of each Shareholder, and all other relevant books, records and other data established or maintained by the Bank hereunder.

ARTICLE 8   ASSIGNMENT

            8.01 Except as provided in Section 8.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

            8.02 This Agreement shall insure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.



                                      -9-
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            8.03 The Bank may,  without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934 ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

ARTICLE 9   AMENDMENT

            9.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

            9.02 In the event the Fund issues additional series of capital stock in addition to the Shares with respect to which it desires to have the Bank render services as transfer agent, dividend disbursing agent and agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional series of Shares shall become a Fund hereunder.

ARTICLE 10  MASSACHUSETTS LAW TO APPLY

            10.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

ARTICLE 11  MERGER OF AGREEMENT

            11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.




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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                    THE HIGH YIELD FUND, INC.


                                    BY:
                                        -------------------------------------

ATTEST:





                                    STATE STREET BANK AND TRUST COMPANY


                                    BY:
                                        -------------------------------------
                                               Vice President

ATTEST:


---------------------------
Assistant Secretary



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                       STATE STREET BANK AND TRUST COMPANY
                  REGISTRAR AND TRANSFER AGENT'S CERTIFICATE
                         THE HIGH YIELD PLUS FUND, INC.


STATE STREET BANK AND TRUST COMPANY, Boston, Massachusetts ("State Street") certifies as follows:

 1. State Street is the duly appointed Registrar and Transfer Agent for the Common Stock, par value $.01, of The High Yield Plus Fund, Inc.
      (the "Fund").

 2. Certificates for 10,750,000 shares of said Common Stock duly countersigned by State Street as Transfer Agent and as Registrar, and duly issued in the names and denominations specified by Prudential-Bache Securities Inc. as Representative of the several underwriters have been delivered on the date of this certificate pursuant to the directions from Prudential-Bache Securities Inc. to the undersigned.

 3. All of said certificates bear the facsimile signatures of the President and Secretary of the Fund and the facsimile of its corporate seal, and have been duly countersigned on behalf of State Street, by individuals authorized to do so, each of whom at the time of affixing his signature was and still is duly authorized to sign such certificates by the Board of Directors of State Street.

 4. As of the close of business on April 21, 1988, the total number of issued and outstanding shares of Common Stock, par value $.01 per share, of the Fund is 11,000.

IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized and its corporate seal to be affixed hereto this 22nd day of April, 1988.


STATE STREET BANK AND TRUST COMPANY



By:
   -----------------------------------
        James F. Turner
        Vice President